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                                                                     EXHIBIT 5.2




                               February 26, 1998





FelCor Suite Hotels, Inc.
545 East John Carpenter Freeway
  Suite 1300
Irving, Texas  75062

Ladies and Gentlemen:

         We have acted as special Maryland counsel to FelCor Suite Hotels, Inc., a Maryland corporation (the "Corporation"), in connection with the filing of a registration statement on Form S-3 (Reg. No. 333-46357) under the Securities Act of 1933, as amended (the "Act"), initially filed by the Corporation with the Securities and Exchange Commission on February 13, 1998 (as amended, the "Registration Statement"). The Registration Statement relates to Debt Securities, Preferred Stock, Depositary Shares representing Preferred Stock, Common Stock and Common Stock Warrants of the Corporation (collectively, the "Securities"), with an aggregate initial offering price of up to $1,000,000,000 to be issued from time to time pursuant to Rule 415 under the Act. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Registration Statement.

         In our capacity as special Maryland counsel, we have reviewed the Charter and Bylaws of the Corporation, the Registration Statement, a good standing certificate for the Corporation, dated February 23, 1998, issued by the Department of Assessments and Taxation of the State of Maryland and such certificates and other documents as we deem necessary or advisable for the purposes of this opinion.

         In connection with our review of the above listed documents, we have assumed that: (i) all documents submitted to us as originals are authentic,
(ii) all documents submitted to us as certified or photostatic copies conformed to the original documents, (iii) all signatures on all documents submitted to us for examination are genuine, (iv) all natural persons who executed any of the documents that were reviewed or relied upon by us had full legal capacity at the time of such execution and (v) all public records reviewed by us or on our behalf are accurate and complete.
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FelCor Suite Hotels, Inc.
February 26, 1998
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         For the purposes of the opinions expressed herein, we also have assumed that (i) the issuance of Preferred Stock, any Preferred Stock issued in connection with the sale of Depositary Shares, Common Stock and any Common Stock issued upon exercise of Common Stock Warrants or upon conversion of any Preferred Stock will not violate the "Ownership Limit" as defined in Article V of the Corporation's Charter, or otherwise conflict with or violate any Charter provisions relating to the Corporation's qualification as a real estate investment trust, and (ii) upon issuance of Preferred Stock, any Preferred Stock issued in connection with the sale of Depositary Shares, Common Stock or Common Stock issued upon exercise of Common Stock Warrants or conversion of any Preferred Stock, such Preferred Stock or Common Stock will not exceed, at the time of such issuance, the number of shares of Preferred Stock or Common Stock authorized to be issued under the Charter.

         Members of our Firm are admitted to the Bar in the State of Maryland. We express no opinion as to the laws of any state or jurisdiction other than, and our opinions expressed herein are limited to, the laws of the State of Maryland.

         Based on the foregoing, we are of the opinion that:

         1. The Debt Securities, when duly authorized in accordance with the terms of resolutions to be adopted by the Board of Directors of the Corporation prior to issuance in accordance with Maryland law, signed and sealed by the Corporation and authenticated by the Trustee in accordance with the terms of the Indenture under which the Debt Securities are issued and issued and delivered against payment therefore, will be legally issued and will constitute valid obligations of the Corporation entitled to the benefits of the Indenture.

         2. The Preferred Stock, when classified or reclassified by the Board of Directors in accordance with the terms of the Charter and resolutions to be adopted by the Board of Directors of the Corporation in accordance with the requirements of Section 2-203 and 2-208 of the Maryland General Corporation Law and upon filing of Articles Supplementary with the State Department of Assessments and Taxation of the State of Maryland in accordance with the Maryland General Corporation Law, will be duly and validly authorized and when issued and sold in
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FelCor Suite Hotels, Inc.
February 26, 1998
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                 accordance with the terms of the Registration Statement and the resolutions authorizing their sale, will be legally issued, fully paid and nonassessable.

         3. The Depositary Shares, when duly authorized and established in accordance with the terms of resolutions to be adopted by the Board of Directors of the Corporation prior to issuance in accordance with Maryland law and assuming the action contemplated in paragraph 2 above has been taken with respect to the underlying Preferred Stock, and when the Depositary Receipts, in the form contemplated and authorized by the Deposit Agreement, have been duly executed and delivered by the Depositary and paid for by the purchasers thereof in the manner contemplated by the resolutions of the Board of Directors and the Registration Statement, will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Receipts and such Deposit Agreement.

         4. The Common Stock, when duly authorized by the Board of Directors and when issued and sold in accordance with the terms of the Registration Statement and resolutions of the Board of Directors to be adopted prior to issuance in accordance with Section 2-203 of the Maryland General Corporation Law, and upon issuance and delivery of certificates for shares of Common Stock against payment therefor pursuant to the exercise of Common Stock Warrants or the conversion of Preferred Stock convertible into Common Stock, will be duly authorized, legally issued, fully paid and nonassessable.

         5. The Common Stock Warrants, when duly authorized and established by the Board of Directors of the Corporation prior to issuance in accordance with the Charter, Bylaws and Maryland law, and assuming the action contemplated by paragraph 4 above has been taken with respect to the underlying Common Stock, and upon execution and delivery of the Warrant Agreement and issuance and delivery against payment therefor in accordance with the terms of the resolutions, the Warrant Agreement and the Registration Statement, will be duly authorized and will constitute valid and legally binding obligations of the Corporation.
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FelCor Suite Hotels, Inc.
February 26, 1998
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         We hereby consent to the filing of this opinion as an Exhibit to the
Registration Statement and to the reference to us under the heading "Legal Matters" in the Prospectus. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,

                                        Miles & Stockbridge P.C.


                                        By: /s/ DAVID A. GIBBONS
                                            ---------------------------
                                            Principal